GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
ANNOUNCES 4th QUARTER 2018
EARNINGS RELEASE DATE AND CONFERENCE CALL

Atlanta, Georgia, January 22, 2019 -- Genuine Parts Company (NYSE: GPC) plans to release Fourth Quarter Earnings on February 19, 2019. Management will also conduct a conference call on this date at 11:00 a.m. Eastern time. The public may access the call on the Company’s website, www.genpt.com, by clicking Investors, or by dialing 877-407-0789. The conference ID is 13686721. If you are unable to participate during the call, a replay of the call will be available on the Company’s website or toll-free at 844-512-2921, ID 13686721, two hours after the completion of the conference call until 12:00 a.m. Eastern time on March 5, 2019.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the U.K., Germany and Poland. The Company also distributes industrial replacement parts and electrical specialty materials in the U.S., Canada and Mexico through its Industrial Parts Group. S. P. Richards Company, the Business Products Group, distributes a variety of business products in the U.S. and in Canada. Genuine Parts Company had 2017 revenues of $16.3 billion. Further information is available at www.genpt.com.

Contacts

Carol B. Yancey, Executive Vice President and CFO - (678) 934-5044
Sidney G. Jones, Senior Vice President-Investor Relations - (678) 934-5628